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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 of our report dated May 21, 1997 on our audit of the statement of operations, shareholders' equity and cash flows of Orthopaedic Biosystems Ltd., Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/  Coopers & Lybrand L.L.P.

Phoenix, Arizona
June 26, 1998